UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-32970	ALBERTO-CULVER COMPANY (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5196741

1-5050	NEW ALBERTO-CULVER LLC (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5748577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Benefit Plans

On November 12, 2006, the board of directors of Alberto-Culver Company, formerly known as New Aristotle Holdings, Inc. (“Alberto-Culver” or the “Company”), adopted the following benefit plans, subject to approval of its sole stockholder, Sally Beauty Holdings, Inc., formerly known as New Sally Holdings, Inc., who approved such plans on November 15, 2006:

•	Alberto-Culver Company Employee Stock Option Plan of 2006 (the “Employee Stock Option Plan”);

•	Alberto-Culver Company 2006 Shareholder Value Incentive Plan (the “SVIP”);

•	Alberto-Culver Company Management Incentive Plan (the “MIP”);

•	Alberto-Culver Company Executive Deferred Compensation Plan (the “EDCP”); and

•	Alberto-Culver Company Restricted Stock Plan (the “RSP”).

A description of each of these plans is below.

Employee Stock Option Plan

The purpose of the Employee Stock Option Plan is to encourage ownership of the common stock by eligible key employees and to provide such employees with incentives to make maximum efforts for the success of Alberto-Culver’s business. Pursuant to the terms of the Employee Stock Option Plan, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Company’s Board of Directors may in its discretion grant options to key employees of the Company and its subsidiaries who perform services which contribute materially to the management, operation and development of the Company’s business.

The Employee Stock Option Plan provides for the issuance of not more than 9,000,000 shares of Company common stock upon exercise of options granted, plus the number of shares of common stock subject to “substitute options” that were granted under the plan to replace options under the Alberto-Culver Company Employee Stock Option Plan of 2003 and the Alberto-Culver Company Employee Stock Option Plan of 1998 (which substitute options are subject to the terms of the plans under which they were originally granted) in connection with the transactions whereby Alberto-Culver Company separated into two-publicly traded companies, as the number of such shares may be adjusted in accordance with the terms of the Employee Stock Option Plan.

The purchase price of shares subject to options under the Employee Stock Option Plan shall be determined by the Compensation Committee, but may not be less than the Fair Market Value (as such term is defined in the Employee Stock Option Plan) of the Company’s common stock on the date the option is granted.

SVIP

The SVIP permits the Compensation Committee to grant performance-based compensation awards to participating key salaried employees of the Company and its subsidiaries, who may elect, or in some cases may be required, to take all or part of the payment of their awards under the SVIP in Company common stock.

The purpose of the SVIP is to advance the best interests of the Company by providing key salaried employees who have substantial responsibility for the Company’s management and growth with additional incentives based upon various objectives described below. These incentives are designed to (i) more closely link the interests of key salaried employees with shareholders; (ii) increase the personal stake of such employees in the success and growth of the Company; and (iii) encourage such employees to remain in the employ of the Company. Key salaried employees of the Company and its subsidiaries as determined by the Compensation Committee will be eligible to participate in the SVIP.

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The SVIP provides for the issuance of not more than 300,000 shares of Company common stock, as adjusted in accordance with the terms of the SVIP.

At the time performance units are granted to participants, the Compensation Committee will establish objectives for a one, two or three-year period (“Performance Period”) based on the (i) percentile rank of the shares of common stock measured by Total Shareholder Return (as defined in the SVIP) among the companies comprising the (a) Standard & Poor’s 500 Index, (b) Standard & Poor’s MidCap 400 Index, (c) Standard & Poor’s Small Cap 600 Index, (d) Standard & Poor’s Super Composite 1500 Index, (e) Russell 3000 Index, or (f) Russell 2000 Index (the index chosen by the Compensation Committee for a particular Performance Period shall be referred to as the “Applicable Index”), (ii) operating earnings (as defined in the Plan), (iii) operating earnings margin, (iv) pre-tax earnings, (v) pre-tax earnings margin, (vi) net earnings, (vii) net earnings margin, (viii) net earnings per share, (ix) sales, (x) pre-tax return on invested capital, (xi) gross profit, (xii) return on assets, (xiii) pre-tax return on equity, (xiv) gross profit margin, (xv) post-tax return on invested capital, (xvi) post-tax return on equity or (xvii) working capital.

MIP

The MIP permits the Compensation Committee to grant annual bonus awards payable in cash, in shares of the Company’s common stock, or in a combination of cash and common stock, at the election of the participant, to eligible key salaried employees of the Company and its subsidiaries.

The purpose of the MIP is to attract and retain persons possessing outstanding management skills and competence who will contribute substantially to the success of the Company. The MIP is intended to provide incentives to such persons to exert their maximum efforts on behalf of the Company by rewarding them with additional compensation when the Company or Profit Center (as defined in the MIP) and/or the participant have achieved certain financial and, in the case of certain Participants, individual objectives. Participation in the MIP for each year is limited to key salaried employees of the Company and its subsidiaries. Each year, the Compensation Committee designates the key employees who will participate in the MIP for that year. Generally, in order to be eligible to participate in any fiscal year, an employee must have commenced employment with the Company by the first day of the applicable fiscal year. No employee, however, will be eligible to participate in any Plan Year if he or she was employed with the Company for less than four months.

Awards under the MIP are based on the achievement of performance objectives established by the Compensation Committee and can range up to a maximum bonus of 200% of the participant’s base salary or $4 million, whichever is less. The performance objectives established by the Compensation Committee may include financial performance objectives and individual performance objectives. Financial performance objectives may include targeted levels of sales, operating earnings, operating margin, pre-tax earnings, pre-tax margin, net earnings, earnings per share and return on stockholders’ equity.

Executive Deferred Compensation Plan

The EDCP is established to mitigate the effect of certain statutory limitations on amounts deferred under the Company’s 401(k) plan, by allowing key employees to defer a greater portion of their base salary and bonus compensation, including bonuses awarded under the MIP and the MBP, than is permitted under the 401(k) plan, and to provide for certain other forms of deferred compensation. In addition to salary and bonus deferrals under the EDCP, to the extent employer matching or other contributions under the Company’s 401(k) plan or profit sharing plan are limited due to the statutory limit on the amount of a participant’s compensation that can be taken into account under the applicable plan, the participant may be entitled to a supplemental employer matching or other contribution under the EDCP. Compensation deferred under the EDCP is credited to an unfunded account, which is adjusted quarterly to reflect a fixed annual rate of interest as determined by the Compensation Committee. The amounts credited to the participant’s account are payable at the time elected by the participant, but in the case of employer contributions not earlier than death, disability, a change in control or any other termination of employment.

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Restricted Stock Plan

The purpose of the RSP is to enable the Company to attract, retain, motivate and reward key employees by providing them with a means to acquire an equity interest or to increase such interest in the Company in return for high levels of individual contribution and continued service. The Compensation Committee designates the key employees to receive restricted stock, the time or times and the size and terms of each individual grant of restricted stock under the RSP. The total number of shares of restricted stock that may be granted under the RSP shall not exceed 2,500,000, subject to adjustment pursuant to the terms of the RSP.

Bonuses for Fiscal Year 2006

On November 13, 2006, the Compensation Committee approved bonuses for its executive officers for fiscal year 2006, including Carol L. Bernick, Chairman and a Director; V. James Marino, President and Chief Executive Officer and a Director of the Company; William J. Cernugel, Senior Vice President and Chief Financial Officer; John R. Berschied, Jr., Group Vice President, Global Research and Development; and Richard J. Hynes, Senior Vice President. The approved bonuses are as follows.

•	Mrs. Bernick’s bonus is $610,000;

•	Mr. Marino’s bonus is $610,000;

•	Mr. Cernugel’s bonus is $266,000;

•	Mr. Berschied’s bonus is $301,000; and

•	Mr. Hynes’ bonus is $424,000.

Retirement of Chief Financial Officer

William J. Cernugel, Senior Vice President and Chief Financial Officer, announced his intention to retire from that office effective on or about the appointment by the Company of his successor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY
NEW ALBERTO-CULVER LLC

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: November 17, 2006

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